Exhibit 99.1

Employee FAQ’s: In response to questions from Snyder’s-Lance employees regarding the proposed acquisition of Snyder’s-Lance by Campbell.

1.	What is the timing of potential merit increases?
•	Snyder’s-Lance employees will continue on our current performance review cycle to close out Snyder’s-Lance fiscal 2017. We encourage employees and leaders to review their 2018 goals. Annual reviews will continue to be conducted in the February/March timeframe.
•	As in prior years, merit budgets will be finalized in the February Compensation Committee Meeting. We will communicate as soon as we have more information.

2.	When is the transaction expected to close? What happens until then?
•	Both companies must continue to operate as two independent entities until close, which is expected to occur early in second quarter of calendar 2018. Until that time, it is business as usual.
•	The transaction is currently undergoing regulatory review for compliance with applicable rules and regulations.
•	Last week, Campbell formed an Integration Management Office (IMO) to start integration planning, which includes both Campbell and Snyder's-Lance leaders. The purpose of the IMO is to determine specific activities necessary for a smooth transition and to help establish a foundation for growth. Integration planning will be an ongoing process that will evolve during the next several months.
•	All correspondence and communication with Campbell should flow through the Snyder’s-Lance integration team leaders and legal department. (See recent last week’s memo announcing our team members.)

3.	When are we considered employees of Campbell Soup Company? What is the trigger?
•	At the time of the close, all current employees will become employees of Campbell.

4.	Once we are employees, what can we expect in terms of our paychecks, system access, and all other things related to running the business? Will they change? When can we expect them to change?”
•	To our current knowledge, there will not be any immediate changes to paychecks, systems access, etc. And we will continue to operate with our current systems and processes. As we get further along in the integration planning, any changes to processes or systems will be communicated well in advance.

5.	Do we know how our new BU structure and our functional teams align with the Campbell structure? Are we likely to realign post acquisition or are we moving in a direction that is consistent with Campbell’s alignment?
•	As we are in the early stages of integration management, we don’t know at this stage how Campbell intends to fold in our BU structure and Centers of Excellence. As soon as we are able to share additional information, we will do so.
•	Today, the most important thing we can all do is continue to deliver results against our plans, and drive continued growth in our base business.

6.	Has a decision been made if the Charlotte office, Hanover office and Salem Innovation center will remain open?
•	It is very early in the integration process and there are many decisions that will be made over the coming months. As soon as we are able to share additional information, we will do so.

7.	If my job is eliminated, will severance benefits or outplacement services be offered? When will I know if my job is affected?
•	We don’t know at this stage the plan for combining the two companies and the impact to roles. However, should your role be impacted, we will notify you as soon as possible of those decisions. Snyder’s-Lance will offer severance benefits, COBRA reimbursement and outplacement services to employees who have been terminated for any reason other than cause prior to July 31, 2019. The Severance policy is structured based on years of service and level of position.
•	Accrued unused vacation will be paid out based on the payout schedule of the vacation policy in place at the time of the termination.

8.	What are examples of “terminated with cause? “
•	Examples of “cause” include, but are not limited to: (a) commission of a crime; or (b) misconduct, insubordination, poor performance or refusal to follow the instructions of the Participant’s supervisor; or (c) breach of any confidential information obligations or obligations under any other Company policy. The above list is not exhaustive, and not meant to limit the Company’s discretion.

9.	Do we intend to fill open positions?
•	Our recruiting team will work with the individual hiring managers, ELT, and Human Resources to make a determination on hiring based on business need. When appropriate, temporary agency staff should be considered in lieu of hiring if the business requires it.

10.	What happens with benefits following the transaction close? If Snyder’s-Lance benefits are changed, what will happen to the year to date deductible contributions?
•	While we don’t anticipate any changes to your 2018 benefits, as the integration planning begins, we will communicate to you should there be any changes and the anticipated timing of those changes. Until that time, the current Snyder’s-Lance benefits plans will remain in place.
•	With respect to payments made to deductibles under the Snyder's Lance plan, deductible contributions will be maintained if it is decided to transition benefit plans during the calendar plan year.

11.	When will the 2017 Annual Incentive Plan (AIP) bonus payout percentage achievement be communicated? Will the FY17 bonus be paid after transaction close?
•	The 2017 AIP bonus payment will follow the normal course of business and timing for the payout process. After the 2017 Company financials have been finalized and audited, the Compensation Committee of the Board of Directors will approve the final achievement percentage. Once the Compensation Committee has approved, we will then communicate the achievement percentage and payout date.

12.	How will the Snyder’s-Lance 2018 AIP bonus be calculated? Is it based on YTD achievement at the time of the transaction close? When would FY18 bonuses be paid if achieved?
•	2018 AIP Targets will be approved and communicated to you in early February. Bonus payments will be made based on applicable base pay and bonus targets from the start of Fiscal 2018 through the close date, resulting in a prorated bonus.
~~•~~	Snyder’s-Lance AIP bonus payments are expected to be made no later than 30 days after the close date, or earlier as determined by Campbell.
~~•~~	In order to receive a Snyder’s-Lance 2018 AIP bonus, an individual must be an employee of Snyder’s-Lance at the time the bonus is paid.

13.	What are the Change in Control rules for Long Term Incentive Plan (LTIP) regarding the vesting of options, restricted stock and performance cash/shares?
•	Unvested Non-Qualified Stock Options vest at 100% upon the change of control.
•	Unvested Restricted Stock Awards vest at 100% upon the change of control.
•	Performance Cash and Performance Restricted Stock Units vest on a pro-rata basis from the start of the performance plan period through the transaction close date at 100% of plan target.
•	LTIP Award Grants must be accepted by the award recipients in Fidelity’s NetBenefits website in order for awards to vest.

14.	What happens to my stock if I participated in the employee stock purchase plan? Will there be an option to roll this stock to another plan, or do I have to take a pay out on my stock?
•	At the time of the merger agreement, the Employee Stock Purchase plan was closed for future stock purchases. Employees who previously participated in the Employee Stock Purchase Plan will continue to own their stock, unless the employee elects to sell it prior to the merger close date. The purchase by Campbell is a cash transaction and all stock held by shareholders when the merger closes is converted to a cash payment at the agreed upon $50.00 stock price. If an employee owns stock once the merger closes, stock holders will receive a check for this cash payment. Stock payments may be subject to tax withholding depending upon individual circumstances.

All communication regarding the proposed acquisition of Snyder’s-Lance by Campbell will be placed on the SharePoint site Transaction Information - SharePoint.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel.  Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.